As filed with the Securities and Exchange Commission on July 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation or	25-0464690
organization)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

EQT CORPORATION 2020 LONG-TERM INCENTIVE PLAN, AS AMENDED (Full title of the plan)
__________________
William E. Jordan Executive Vice President, General Counsel and Corporate Secretary 625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania 15222 (Name and address of agent for service)
(412) 553-5700
(Telephone number, including area code, of agent for service)

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 22, 2024, pursuant to the Agreement and Plan of Merger, dated as of March 10, 2024, by and among EQT Corporation, a Pennsylvania corporation (the “Company”), Humpty Merger Sub Inc., an indirect wholly owned subsidiary of the Company (“Merger Sub”), Humpty Merger Sub LLC, an indirect wholly owned subsidiary of the Company (“LLC Sub”), and Equitrans Midstream Corporation, a Pennsylvania corporation (“Equitrans”), Merger Sub merged with and into Equitrans (the “First Merger”), with Equitrans surviving as an indirect wholly owned subsidiary of the Company (the “First Step Surviving Corporation”), and as the second step in a single integrated transaction with the First Merger, the First Step Surviving Corporation merged with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with LLC Sub surviving the Second Merger as an indirect wholly owned subsidiary of the Company.

This registration statement on Form S-8 (this “registration statement”) registers the offer and sale of an additional 17,409,957 shares of common stock, no par value, of the Company (“Common Stock”), issuable under the EQT Corporation 2020 Long-Term Incentive Plan, as amended from time to time, which additional shares of Common Stock represent the number of shares of common stock, no par value, of Equitrans that remained available for issuance under the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan as of immediately prior to the consummation of the Merger and as appropriately adjusted to reflect the Merger.

Pursuant to an exemption provided by Rule 303A.08 of the New York Stock Exchange Listed Company Manual and interpretative guidance thereunder, shares that are available for grant under a pre-existing shareholder approved plan of an issuer that is acquired in an acquisition or merger may be used by the listed acquiring company for certain post-transaction grants, either under the pre-existing plan or another plan, without further shareholder approval, provided that (i) the number of shares available for grants after such transaction is appropriately adjusted to reflect the transaction, (ii) the time during which those shares are available is not extended beyond the period when they would have been available under the pre-existing plan, absent the transaction, and (iii) such awards are not granted to individuals who were employed by the granting company or its subsidiaries immediately prior to the time that the merger or acquisition was consummated.

Pursuant to General Instruction E to Form S-8, the Company incorporates by reference into this registration statement the contents of its registration statement on Form S-8, including all exhibits filed therewith or incorporated therein by reference, filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2020 (File No. 333-237953) and its registration statement on Form S-8, including all exhibits filed therewith or incorporated therein by reference, filed with the Commission on April 21, 2022 (File No. 333-264423), in each case, except as expressly modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference into this registration statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on February 14, 2024), including the information specifically incorporated by reference therein from the Company’s definitive proxy statement on Schedule 14A filed on March 1, 2024;

(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (filed on April 24, 2024);

(c)	Current Reports on Form 8-K or Form 8-K/A filed on October 30, 2023, January 2, 2024, January 17, 2024, January 19, 2024, February 9, 2024, March 11, 2024, March 11, 2024, April 15, 2024, April 19, 2024, May 16, 2024, May 23, 2024, May 31, 2024, June 14, 2024, June 25, 2024, July 11, 2024, July 18, 2024, and July 22, 2024; and

(d)	The description of the Common Stock set forth in Exhibit 99.1 to the Current Report on Form 8-K filed on July 15, 2019, including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this registration statement or deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date that the Company files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit No.	Description
4.1	Restated Articles of Incorporation of EQT Corporation (as amended through November 13, 2017) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 14, 2017).
4.2	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective May 1, 2020) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 4, 2020).
4.3	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective July 23, 2020) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 23, 2020).
4.4	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective July 18, 2024) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 18, 2024).
4.5	Amended and Restated Bylaws of EQT Corporation (amended through December 12, 2023) (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 12, 2023).
4.6	Amendment to Amended and Restated Bylaws of EQT Corporation (effective July 18, 2024) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 22, 2024).
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of Ernst & Young LLP (independent registered public accounting firm for EQT Corporation).
23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm for Equitrans Midstream Corporation).
23.3*	Consent of Ernst & Young LLP (independent auditors for Equitrans Midstream Corporation - Mountain Valley Pipeline, LLC - Series A).
23.4*	Consent of KPMG LLP (independent auditors of THQ Appalachia I, LLC).
23.5*	Consent of KPMG LLP (independent auditors of THQ-XcL Holdings I, LLC).

Exhibit No.	Description
23.6*	Consent of Netherland, Sewell & Associates, Inc. (independent petroleum engineers of EQT Corporation).
23.7*	Consent of Cawley, Gillespie & Associates, Inc. (independent petroleum engineers of THQ Appalachia I, LLC).
23.8*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page of this registration statement).
99.1	EQT Corporation 2020 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Company’s Form S-8 filed on May 1, 2020).
99.2	Amendment to the EQT Corporation 2020 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed on April 21, 2022).
99.3	Second Amendment to the EQT Corporation 2020 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 22, 2024).
107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 22, 2024.

EQT Corporation

By:	/s/ Jeremy T. Knop
Jeremy T. Knop
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Toby Z. Rice, Jeremy T. Knop, and William E. Jordan, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated:

Signature	Title	Date

/s/ Toby Z. Rice	President, Chief Executive Officer and Director	July 22, 2024
Toby Z. Rice	(Principal Executive Officer)

/s/ Jeremy T. Knop	Chief Financial Officer	July 22, 2024
Jeremy T. Knop	(Principal Financial Officer)

/s/ Todd M. James	Chief Accounting Officer	July 22, 2024
Todd M. James	(Principal Accounting Officer)

/s/ Lydia I. Beebe	Chair of the Board	July 22, 2024
Lydia I. Beebe

/s/ Vicky A. Bailey	Director	July 22, 2024
Vicky A. Bailey

/s/ Lee M. Canaan	Director	July 22, 2024
Lee M. Canaan

/s/ Janet L. Carrig	Director	July 22, 2024
Janet L. Carrig

/s/ Frank C. Hu	Director	July 22, 2024
Frank C. Hu

Signature	Title	Date

/s/ Kathryn J. Jackson	Director	July 22, 2024
Kathryn J. Jackson

/s/ Thomas F. Karam	Director	July 22, 2024
Thomas F. Karam

/s/ John F. McCartney	Director	July 22, 2024
John F. McCartney

/s/ James T. McManus II	Director	July 22, 2024
James T. McManus II

/s/ Anita M. Powers	Director	July 22, 2024
Anita M. Powers

/s/ Daniel J. Rice IV	Director	July 22, 2024
Daniel J. Rice IV

/s/ Robert F. Vagt	Director	July 22, 2024
Robert F. Vagt

/s/ Hallie A. Vanderhider	Director	July 22, 2024
Hallie A. Vanderhider